Exhibit 99.1

                Alamosa Releases First Quarter Customer Results


    LUBBOCK, Texas--(BUSINESS WIRE)--April 11, 2005--Alamosa Holdings, Inc. (Nasdaq/NM: APCS):


FIRST QUARTER              Alamosa PCS    AirGate PCS      Alamosa
CUSTOMER HIGHLIGHTS       (standalone)   (standalone)     (combined)
----------------------------------------------------------------------
NET SUBSCRIBER ADDITIONS
    1ST QUARTER                  55,000         26,000         81,000
    FROM 2/15/05                                10,000         65,000
----------------------------------------------------------------------
TOTAL SUBSCRIBERS               970,000        425,000      1,395,000
----------------------------------------------------------------------
AVERAGE MONTHLY CHURN               2.2%          2.5 %          2.3 %
----------------------------------------------------------------------


    Alamosa Holdings, Inc. (Nasdaq/NM: APCS) today released first quarter customer results for net subscriber additions, total direct subscribers and average monthly customer churn, separately for Alamosa and the former AirGate properties and on a pro-forma combined basis assuming the AirGate transaction was closed on January 1, 2005.

    First Quarter Customer Results

    Net subscriber additions for Alamosa standalone were approximately 55,000 for the first quarter and the former AirGate properties added approximately 10,000 net subscriber additions from the date of the merger on February 15, 2005. For the full quarter, the former AirGate properties net subscriber additions were approximately 26,000 and on a combined basis, the Company's total net subscriber additions were approximately 81,000. In the former AirGate properties standalone, there were approximately 415,000 total direct subscribers at February 15, 2005, the date of the merger. At March 31, 2005, Alamosa standalone had approximately 970,000 total direct subscribers while the former AirGate properties had approximately 425,000 total direct subscribers and the combined Company had approximately 1,395,000 total direct subscribers.
    For the quarter ended March 31, 2005, the average monthly customer churn was 2.2 percent for Alamosa standalone and 2.5 percent for the former AirGate properties standalone. For the combined company for the quarter ended March 31, 2005, the average monthly customer churn was
2.3 percent, within previous guidance of average monthly customer churn at 2.6 percent or less for the year for the combined company.
    "Our customer results demonstrate the growth potential in our core Alamosa properties and in our newly acquired properties formerly belonging to AirGate," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. "We made a good start with the Southeast in terms of accelerating capital expenditures and providing other resources to enhance the network and sales distribution channels. More importantly, our employees in the new territories are aligned with our way of operating the business." Mr. Sharbutt concluded by stating, "We believe that 2005 will be another successful year in the growth and development of Alamosa."

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest PCS Affiliate (based on number of subscribers) of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois, California, Georgia, South Carolina, North Carolina and Tennessee. Alamosa's territory includes licensed population of 23.2 million residents, including 15.8 million residents in Alamosa's territories and 7.4 million residents in the recently acquired AirGate territories.

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties, including such statements that include, but are not limited to statements about the benefits of the merger between Alamosa and AirGate PCS, Inc. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2004 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    CONTACT: Alamosa Holdings, Inc.
             Jon D. Drake, 806-722-1455
             Email: jdrake@alamosapcs.com